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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use of our report dated August 10, 1993, with respect to the financial statements of Continental Medical Systems, Inc. for the year ended June 30, 1993 (which financial statements are not presented separately herein), included in the Horizon/CMS Healthcare Corporation current report on Form 8-K/A Amendment No. 1 to be filed on or about April 22, 1996. We also consent to the incorporation by reference of the above referenced report in the previously filed Registration Statements on Form S-3 (Registration No. 33-80660). Form S-4 (Registration No. 33-84682), Form S-8 (Registration No. 33-84502), Form S-8 (Registration No. 33-63199) and Form S-8 (Registration No. 33-61697).

                                               /s/ PRICE WATERHOUSE LLP
                                                   PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
April 22, 1996